Exhibit 10.1

Supplementary Agreement on Contract

No.SFA-20210901-M30-101

This Supplementary agreement (this “Agreement”) is made and entered into on November 4, 2022 (the “Effective Date”) by and among:

Super Acme Technology (Hong Kong) Limited (company No. of 2676338), a business company incorporated under the laws of Hong Kong and having its registered office at FLAT/RM A 12/F KIU FU COMM BLDG 300 LOCKHART RD WAN CHAI HONGKONG (“the Seller” or “Party A” ); and

Cipher Mining Technologies Inc., a Delaware corporation and having its address at One Vanderbilt Avenue, Floor 54, Suite C, New York, NY, 10017 United States of America (“Buyer” or “Party B”).

Whereas, Party A and Party B are parties to the Framework Agreement on Supply of Blockchain Servers, Agreement No.: SFA-20210901-M30-101 (the “Framework Agreement”): on September 2, 2021, and the “Amended and Restated Framework Agreement on Supply of Blockchain Servers, Agreement No. SFA-20210901-M30-101dated as of May 6, 2022 (the “Amended and Restated Framework Agreement”); and

Wherease, the server model, performance parameters and prices set forth in the Amended and Restated Framework Agreement are as follows:

	Model		Hash Rate (TH/s)		Power on Wall (w/T)		Fixed Price	Quantity	Subtotal Based on Fixed Price
Deposit for supply with fixed price	M30S	++	110	±5%	31	±5%	4,782.40	18000	86,083,200.00
	M30S	+	100	±5%	34	±5%	3,790.00	6000	22,740,000.00
	M30S		88	±5%	38	±5%	2,904.00	6000	17,424,000.00
			Fixed price in Total					30000	126,247,200.00

	Model		Hash Rate (TH/s)		Power on Wall (w/T)		Average Of Max. Price and Min. Price	Quantity	Subtotal Based on Average Price
	M30S	++	110	±5%	31	±5%	4,978.40	18000	89,611,200.00
Deposit for supply with floating price	M30S	+	100	±5%	34	±5%	3,945.00	6000	23,670,000.00
	M30S		88	±5%	38	±5%	3,014.00	6000	18,084,000.00
			Floating Price in Total					30000	131,365,200.00
			In Total					60000	257,612,400.00

Whereas, based on negotiation and mutual agreement, Party A and Party B reach the following agreement, which shall be executed by both parties:

1.

As of September 17, 2022, Party A has delivered 17,833 units from July to August 2022, including 7,361 units with fixed price and 10,472 units with floating price. The delivery details are given as below:

Model	Hash Rate	Power Efficiency	Quantity	UNIT PRICE/(USD)	AMOUNT/USD
M30S	84	38	82	US$2,772.00	US$227,304.00
M30S	86	38	247	US$2,838.00	US$700,986.00
M30S	88	38	972	US$2,904.00	US$2,822,688.00
M30S	90	38	609	US$2,970.00	US$1,808,730.00
M30S	92	38	55	US$3,036.00	US$166,980.00
M30S+	94	34	2	US$3,562.60	US$7,125.20
M30S+	96	34	75	US$3,638.40	US$272,880.00
M30S+	98	34	85	US$3,714.20	US$315,707.00
M30S+	100	32	13	US$3,790.00	US$49,270.00
M30S+	100	34	819	US$3,790.00	US$3,104,010.00
M30S+	102	34	991	US$3,865.80	US$3,831,007.80
M30S++	104	31	26	US$4,440.80	US$115,460.80
M30S++	106	31	2300	US$4,526.20	US$10,410,260.00
M30S++	108	31	1067	US$4,611.60	US$4,920,577.20
M30S++	110	31	18	US$4,697.00	US$84,546.00
M30S	86	38	151	US$1,591.00	US$240,241.00
	Total fixed price:		7361		US$28,837,532.00

M30S	88	38	960	US$1,628.00	US$1,562,880.00
M30S	90	38	845	US$1,665.00	US$1,406,925.00
M30S	92	38	27	US$1,702.00	US$45,954.00
M30S+	98	34	161	US$2,136.40	US$343,960.40
M30S+	100	34	1000	US$2,180.00	US$2,180,000.00
M30S+	102	34	926	US$2,223.60	US$2,059,053.60
M30S++	98	31	3	US$2,469.60	US$7,408.80
M30S++	100	31	239	US$2,520.00	US$602,280.00
M30S++	100	32	6	US$2,520.00	US$15,120.00
M30S++	102	31	943	US$2,570.40	US$2,423,887.20
M30S++	102	32	3	US$2,570.40	US$7,711.20
M30S++	104	31	2446	US$2,620.80	US$6,410,476.80
M30S++	104	32	6	US$2,620.80	US$15,724.80
M30S++	106	31	1012	US$2,671.20	US$2,703,254.40
M30S++	106	32	36	US$2,671.20	US$96,163.20
M30S++	108	31	1621	US$2,721.60	US$4,411,713.60
M30S++	108	32	10	US$2,721.60	US$27,216.00
M30S++	110	31	77	US$2,772.00	US$213,444.00
	Total floating price:		10472	Floating price total:	US$24,773,414.00
	In total:		17833	In total:	US$53,610,946.00

2.	As of September 15, 2022, Party B has paid USD 101,818,600.00, including USD 59,104,480.00 for fixed payment and USD 42,714,120.00 for floating payment.

Total Payment for fixed portion	US$	59,104,480.00
Total Amounts Shipped	US$	28,837,532.00
Total Amount Left for fixed Portion	US$	30,266,948.00
Total Payment for Floating Portion	US$	42,714,120.00
Total Amount shipped for floating Portion	US$	24,773,414.00
Total Amount left for Floating Portion	US$	17,940,706.00

The remaining amount USD 48,207,654.00 (calculated as USD 101,818,600.00 minus USD 53,610,946.00) will be used for the purchase of M30S++/M30S+/M30S with the new price as set forth below and Buyer will not be obligated to send any further money to Seller.

Model	fixed (USD/TH)	Floating (USD/TH)
M30S	24.4	18.5
M30S+	28.4	21.8
M30S++	32	25.2

Both parties agree that the subsequent delivery of machines shall be carried out according to the remaining total balance amount USD 30,266,948.00 in fixed price and USD 17,940,706.00 in floating price, the specific delivery model and quantity can be mutually agreed by both parties. The final deliveries shall occur no later than December 15, 2022. After the final deliveries of machines has been completed, Seller will not be obligated to deliver any further machines .

3.

This Agreement is the last supplementary agreement of the Framework Agreement SFA-20210901-M30-101. No matter how the changes in the market environment and relevant policies in the future, both parties agree that no further modification will be made to the Framework Agreement SFA-20210901-M30-101 until the execution is completed.

4.

This Agreement is a supplementary agreement to the Framework Agreement No. SFA-20210901-M30-101 and the Amended and Restated Framework Agreement and an integral part of the Framework Agreement and the Amended and Restated Framework Agreement.

5.	This agreement shall become effective after being signed by all parties.

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IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The Seller: Super Acme Technology (Hong Kong) Limited

(seal)

/s/ Jianbing Chen

Authorized representative: Jianbing Chen, COO

Date: 11/3/2022

The Buyer: Cipher Mining Technologies Inc.

/s/ Tyler Page

Authorized representative: Tyler Page

Date: 11/3/2022